Press Release

Verint to Announce Fourth Quarter and Full-Year Financial Results on Tuesday, March 31, 2020

MELVILLE, N.Y., March 24, 2020 — Verint® Systems Inc. (NASDAQ: VRNT) will conduct a conference call on Tuesday, March 31, 2020 at 4:30 p.m. ET to review its fourth quarter and full-year financial results (for the quarter and year ended January 31, 2020) and discuss its outlook. An earnings press release will be issued after the market closes on March 31st.
A real-time webcast of the conference call with presentation slides will be available on Verint's Investor Relations webcast page. The conference call can also be accessed live via telephone at (844) 309-0615 (United States and Canada) and (661) 378-9462 (International). The passcode is 2862907. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.
Verint® is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, CUSTOMER ENGAGEMENT SOLUTIONS, and CYBER INTELLIGENCE SOLUTIONS are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

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Investor Relations Contact:

Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com